SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 18, 2000


                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.
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               (Exact Name of Registrant as Specified in Charter)


              Delaware                   0-24815            13-3993618
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    (State or Other Jurisdiction       (Commission         (IRS Employer
          of Incorporation)             File No.)       Identification No.)


575 Lexington Avenue, Suite 410  New York, New York                      10022
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(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (212) 840-8866


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4. CHANGES IN CERTIFYING ACCOUNTANT

         On April 18, 2000, the client-auditor relationship between Integrated Transportation Network Group Inc. (the "Company") and BDO International ("BDO") ceased and the Company engaged H.L. Leung & Co., a member of PKF International Association ("H.L. Leung"), as its independent auditors for the fiscal year ending December 31, 1999. The decision to engage H.L. Leung was approved by the Board of Directors of the Company, upon the recommendation of the Board of Directors. BDO's reports on the consolidated financial statements of the Company for fiscal year 1998 did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal year 1998 and the subsequent interim period preceding the dismissal of BDO, there were no disagreements with BDO regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report. The Company requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated April 18, 2000 has been filed as an exhibit to this current report on Form 8-K.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2000

                                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.


                                       By: /s/ Andrew Lee
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                                          Name:  Andrew Lee
                                          Title: President


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                                  EXHIBIT INDEX
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     Exhibit
       No.                            Description
       ---                            -----------

         1 Letter dated April 18, 2000, from BDO International to the Securities and Exchange Commission.